Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of KinderCare Learning Companies, Inc. of our report dated July 26, 2024 relating to the financial statements, which appears in KinderCare Learning Companies, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-281971).

/s/ PricewaterhouseCoopers LLP

San Francisco, California

October 9, 2024